Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors of Cellex Power Products, Inc.

We have audited the consolidated balance sheet of Cellex Power Products, Inc as at December 31, 2006 and the consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Vancouver, Canada

March 9, 2007 (except as to Notes 12 and 13, which are as of June 12, 2007)

Comments by Independent Auditors’ on Canada – United States of America Reporting Differences

Generally accepted auditing standards in the United States require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the change described in Note 13 to the financial statements. Our report to the Board of Directors, dated March 9, 2007 (except as to Notes 12 and 13, which are as of June 12, 2007), is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

Chartered Accountants

Vancouver, Canada

June 12, 2007

CELLEX POWER PRODUCTS, INC.

Consolidated Balance Sheet

December 31, 2006
ASSETS
CURRENT
Cash and cash equivalents	$12,108,067
Accounts receivable	2,331
Government assistance receivable	826,271
Other receivables	31,527
Prepaid expenses	63,044

13,031,240
PROPERTY AND EQUIPMENT	270,859

TOTAL ASSETS	$13,302,099

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$721,771
Current portion of deferred lease inducements	39,007

760,778
DEFERRED LEASE INDUCEMENTS	71,507

TOTAL LIABILITIES	$832,285
SHAREHOLDERS’ EQUITY
PREFERRED SHARES
Class AA preferred shares, no par value, voting, issued and outstanding - 12,499,969	12,499,969
Class BB preferred shares, no par value, voting, issued and outstanding - 14,062,500	13,805,802

26,305,771
Common shares, no par value, voting. Issued and outstanding - 1	1
Deficit	(13,835,958)

TOTAL SHAREHOLDERS’ EQUITY	12,469,814

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,302,099

See accompanying notes to consolidated financial statements.

CELLEX POWER PRODUCTS, INC.

Consolidated Statement of Operations and Deficit

Year Ended December 31, 2006
PRODUCT DEVELOPMENT
Materials	$1,023,156
Personnel and benefits	2,555,337
Travel and meals	207,983
Communications	23,439
General expenses	363,938
Technical documentation	16,774
Professional services	56,519
Investment tax credits	(361,103)
Government assistance	(1,653,952)

2,232,091

PRE-COMMERCIALIZATION REVENUE	(537,188)

NET PRODUCT DEVELOPMENT	1,694,903

SALES AND MARKETING
Personnel and benefits	581,536
Travel and meals	65,466
Communications	4,576
Professional services	22,236

673,814

GENERAL AND ADMINISTRATION
Personnel and benefits	986,799
Travel and meals	58,499
Communications	128,407
Office supplies and equipment	40,921
Professional services	227,338
Premises	615,235

2,057,199

OPERATING LOSS	(4,425,916)

OTHER INCOME AND (EXPENSES)
Foreign exchange gain (loss)	22,298
Gain on settlement of preferred shares	43,818,098
Interest income	399,534
Depreciation	(116,002)

44,123,928

NET INCOME	$39,698,012

Opening deficit	(66,510,273)
Adjustment to retained earnings on reorganization (Note 7c)	12,976,303
Net Income for the year	39,698,012

ENDING DEFICIT	$(13,835,958)

See accompanying notes to consolidated financial statements.

CELLEX POWER PRODUCTS, INC.

Consolidated Statement of Shareholders’ Deficiency

	Shares		Contributed Surplus	Deficit	Total Shareholders’ Amounts
	Number	Amount
Issued for settlement of accounts payable	19,530	$98	$—	$—	$98
Issued for cash on private placement	1,040,000	150,004	—	—	150,004
Net loss	—	—	—	(20,956)	(20,956)

Balance at December 31, 1998	1,059,530	150,102	—	(20,956)	129,146

Issued for cash on private placement	180,000	50,000	—	—	50,000
Equity component of Preferred Shares issued for cash	—	—	936,364	—	936,364
Conversion of common shares to preferred shares	(400,000)	(177,778)	89,600	—	(88,178)
Issued for settlement of accounts payable	123,228	617	—	—	617
Net loss	—	—	—	(379,756)	(379,756)

Balance at December 31, 1999	962,758	22,941	1,025,964	(400,712)	648,193

Issued for cash on exercise of employee options	334	309	—	—	309
Equity component of Preferred Shares issued for cash	—	—	3,963,610	—	3,963,610
Issued for cash on private placement	121,336	273,827	—	—	273,827
Net loss	—	—	—	(2,960,047)	(2,960,047)

Balance at December 31, 2000	1,084,428	297,077	4,989,574	(3,360,759)	1,925,892

Issued for cash on exercise of employee options	6,666	6,166	—	—	6,166
Equity component of Preferred Shares issued for cash	—	—	6,810,893	—	6,810,893
Issued for cash on private placement	3,664	8,137	—	—	8,137
Net loss	—	—	—	(9,081,818)	(9,081,818)

Balance at December 31, 2001	1,094,758	311,380	11,800,467	(12,442,577)	(330,730)

Issued for cash on exercise of employee options	10,716	9,980	—	—	9,980
Equity component of Preferred Shares issued for cash	—	—	930,350	—	930,350
Issued for cash on private placement	—	—	—	—	—
Net loss	—	—	—	(14,836,167)	(14,836,167)

Balance at December 31, 2002	1,105,474	321,360	12,730,817	(27,278,744)	(14,226,567)

Issued for cash on exercise of employee options	7,000	6,475	—	—	6,475
Equity component of Preferred shares issued for cash	—	—	—	—	—
Issued for cash on private placement	—	—	—	—	—
Net loss	—	—	—	(16,913,526)	(16,913,526)

Balance at December 31, 2003	1,112,474	327,835	12,730,817	(44,192,270)	(31,133,618)

Issued for cash on exercise of employee options	—	—	—	—	—
Equity component of Preferred shares issued for cash	—	—	—	—	—
Issued for cash on private placement	—	—	—	—	—
Net loss	—	—	—	(18,947,667)	(18,947,667)

Balance at December 31, 2004	1,112,474	327,835	12,730,817	(63,139,937)	(50,081,285)

Issued for cash on exercise of employee options	10,872	1,087	—	—	1,087
Equity component of Preferred shares issued for cash	—	—	—	—	—
Issued for cash on private placement	—	—	—	—	—
Net loss	—	—	—	(3,370,336)	(3,370,336)

Balance at December 31, 2005	1,123,346	328,922	12,730,817	(66,510,273)	(53,450,534)

Retirement of common share equity	(1,123,346)	(328,922)	—	12,976,303	12,647,381
New Common Share Issued	1	1			1
Conversion of all existing shares for Preferred Shares AA	12,499,969	12,499,969			12,499,969
Adjustment on reorganization (Note 7c )		—	(12,730,817)	—	(12,730,817)
Equity component of Preferred Shares BB issued for cash	13,805,803	13,805,802			13,805,802
Net Income	—	—	—	39,698,012	39,698,012

Balance at December 31, 2006	26,305,773	$26,305,772	—	$(13,835,958)	$12,469,814

See accompanying notes to consolidated financial statements.

CELLEX POWER PRODUCTS, INC.

Consolidated Statements of Cash Flows

Year Ended December 31, 2006
OPERATING ACTIVITIES
Net income for the year	$39,698,012
Adjustments for non-cash items
Depreciation	116,002
Lease inducements - non cash	45,516
Gain on settlement of preferred shares	(43,818,098)
Changes in operating assets and liabilities
Decrease (increase) in investment tax credits	750,000
Decrease (increase) in government recoveries	(790,947)
Decrease (increase) in work in progress	14,397
Decrease (increase) in accounts receivable	(2,331)
Decrease (increase) in other receivable	(5,023)
Decrease (increase) in prepaid expenses	115,487
Increase (decrease) in accounts payable and accrued liabilities	(126,935)
Increase (decrease) in deferred revenues	(85,308)

Cash used in operations	(4,089,228)

INVESTING ACTIVITIES
Lease inducements received	65,000
Property and equipment additions	(371,684)
Property and equipment recoveries	54,162

Cash used in investing activities	(252,522)

FINANCING ACTIVITIES
Issuance of preferred shares net of issuance costs	13,805,803

Cash provided by financing activities	13,805,803

NET CHANGE IN CASH AND CASH EQUIVALENTS	9,464,053
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,644,014

CASH AND CASH EQUIVALENTS, END OF YEAR	$12,108,067

See accompanying notes to consolidated financial statements.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

1.	NATURE OF OPERATIONS

The Company was incorporated under the Canada Business Corporations Act as 3538303 Canada Inc. on October 1, 1998. The Company is a development stage enterprise in the process of developing commercial applications for alternative power fuel cells. On December 2, 1998, the Company changed its name to Cellex Power Systems, Inc. and on October 29, 1999 changed its name to Cellex Power Products, Inc. The success of the Company’s future operations is dependent upon commercialization of its products, its ability to raise additional financing as required and ultimately upon attaining profitable operations.

2.	ACCOUNTING POLICIES

(a)	Basis of presentation

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP) and include the accounts of the Company and its wholly-owned subsidiary, Cellex Power Products Corporation. Canadian GAAP differs in certain respects from accounting principles in the United States (“U.S. GAAP”) as explained in Note 13. All inter-company balances and transactions have been eliminated.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates are used for, but not limited to, recoverability of investment tax credits, accrual of co-development costs, depreciation, taxes, stock based compensation, contingencies and determination of the initial carrying value of the preferred shares. Actual results could differ from these estimates.

(c)	Foreign currency translation

The functional currency of the Company is the Canadian dollar. Monetary assets and liabilities denominated in other than the Canadian dollar are translated using the exchange rates prevailing at the balance sheet date. Revenues and expenses denominated in foreign currencies are translated using average exchange rates prevailing during the period. Gains and losses on foreign currency translations are recorded in operations.

(d)	Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest-bearing securities (2006 - $11.3 million) with maturities at the date of purchase of less than 90 days. Amounts are valued at the lower of cost and market.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

2.	ACCOUNTING POLICIES (Continued)

(e)	Investment tax credits

Investment tax credits relating to scientific research and experimental development are accounted for using the cost reduction method. To the extent there is reasonable assurance the credits will be realized, such credits are deducted from the expenditures or assets to which they relate at the time the expenditures are incurred.

(f)	Government assistance

The Company receives government assistance from various government agencies. The Company records the related assistance in operations when the criteria for receipt have been met. Government assistance related to the acquisition of capital assets is deducted from the carrying value of the related asset.

(g)	Property and equipment

Property and equipment are recorded at cost and depreciated annually using the straight-line method over the following estimated useful lives:

Research equipment	2 years
Software	2 years
Computers	2 1/2 years
Shop equipment	2 1/2 years
Office equipment	3 years
Office furniture	5 years
Leasehold improvements	Over term of the lease

When events or changes in circumstances indicate that the carrying value of the assets may not be recovered, the Company periodically compares the carrying value to the estimated undiscounted future cash flows that may be generated from future use and eventual disposition of those assets. The Company records an impairment loss in the period when it is determined that the carrying amount of the asset exceeds the undiscounted estimate of future cash flows. The impairment loss is measured as the difference between the carrying amount and the estimated fair value of the asset.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

2.	ACCOUNTING POLICIES (Continued)

(h)	Revenue recognition

Revenues from engineering services are recognized as services are rendered. For contracts with multiple deliverables, revenues are allocated to each element of the contract based on objective evidence of the fair value of the element. Deferred revenue represents amounts billed to, or cash received from, customers in excess of revenue recognized on uncompleted contracts. As the Company is in the development stage, pre-commercial revenues are applied against operating expenses.

(i)	Research and development

Research costs are expensed as incurred. Development costs are expensed as incurred unless they meet certain criteria for deferral and amortization. The Company has determined that none of the development costs have met these criteria. Investment tax credits derived from the Scientific Research and Experimental Development Program are recognized as an offset to the related expenditure when there is reasonable assurance that the funds will be received. Government assistance related to expenses is recognized as an offset to the research and development expense when the claim is submitted.

(j)	Income taxes

Future income taxes relate to expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values, and to tax losses and other deductions carried forward. Future tax assets, if any, are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

(k)	Financial risk

The financial risk is the risk that the values of the Company’s financial instruments will vary due to fluctuations in interest rates and foreign exchange rates, and the degree of volatility of these rates. The company does not use derivative instruments to reduce its exposure to interest and foreign currency risk.

(l)	Fair value of financial instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, government assistance, accounts payable and accrued liabilities approximate their fair value due to their short-term maturities. The fair value of the Class A and Class B preferred shares were not readily determinable given lack of a ready market for the securities and their limited trading history.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

2.	ACCOUNTING POLICIES (Continued)

(m)	Stock-based compensation plans

The Company follows the provisions of the CICA Handbook Section 3870 – Stock-based Compensation and Other Stock-based Payments – that require entities to account for employee stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period. Stock-based employee compensation is recognized for all employee options granted, modified or settled using the fair value based method. The resulting compensation expense is charged to operations over the vesting period.

3.	GOVERNMENT ASSISTANCE

During 2004, the Company entered into a contribution agreement with the Canada Foundation for Sustainable Development Technology (SDTC), which provides partial funding for certain research and development expenditures. Funding received during 2006 totaled $475,650, of which $17,177 has been applied as a reduction to capital assets. The amounts are non-repayable as long as the materials directly funded are not sold.

During 2005, the Company entered into a contribution agreement with Technology Partnerships Canada (TPC), which provides partial funding for certain research and development expenditures. Funding received during 2006 totaled $273,736, of which $26,608 has been applied as a reduction to capital assets. These amounts are contingently repayable through royalties (Note 11).

During 2006, the Company entered into an agreement with the State of Ohio Department of Development for non-repayable financial assistance related to a demonstration project. The demonstration was completed during the year and financial assistance of $549,703 (US$487,631) has been applied as a reduction to expenditures. The amounts are non-repayable as long as the materials directly funded are not sold.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

4.	PROPERTY AND EQUIPMENT

	2006
	Cost	Accumulated Depreciation	Net Book Value
Research equipment	$793,273	$708,323	$84,950
Software	628,477	539,939	88,538
Computers	655,024	589,325	65,700
Shop equipment	185,583	163,231	22,352
Office equipment	27,239	18,649	8,590
Office furniture and fixtures	90,170	89,440	730
Leasehold improvements	991,558	991,558	—

	$3,371,324	$3,100,465	$270,859

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The principal components of accounts payable and accrued liabilities were as follows:

2006
Accounts payable	$211,040
Accrued payroll liabilities	506,736
Other accrued liabilites	3,995

$721,771

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

6.	PREFERRED SHARES

Until April 28, 2006 the Company had Class A and Class B Preferred shares outstanding, the terms of which were as follows.

While the legal form of the Class A and Class B Preferred shares was that of a preferred share, due to the holders’ retraction option, the substance of this financial instrument was that of a financial liability. For accounting purposes, these preferred shares were considered to have both a debt and an equity component. The equity component was related to the fair value of the conversion feature at the date of issuance of the instrument and was credited to contributed surplus. The carrying values assigned to the liability portion of preferred shares had been accreted to their retraction value over the period from the date of issuance to their initial retraction date.

Unlimited number of Class A Preferred shares, issuable in series. The Board of Directors was entitled to determine the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to each series of such shares. A total of 1,938,642 Series 1, 400,000 Series 2 and 4,545,424 Series 3 Class A Preferred shares had been authorized and issued.

Unlimited number of Class B Preferred shares, issuable in series. The Board of Directors was entitled to determine the designation, preference, rights, conditions, restrictions, limitations and prohibitions to be attached to each series of such shares. A total of 17,112,214 Series 1 Class B Preferred shares had been authorized, of which 9,568,904 had been issued.

The holders of the Class A Preferred shares and the Class B Preferred shares (collectively, the “Old Preferred Shares”) had the right to one vote for each Common share into which the Old Preferred Shares could be converted.

The Old Preferred Shares were convertible into Common shares at any time at the option of the holder. In the event that 80% of the Old Preferred Shares elected to convert, then all outstanding Old Preferred Shares would be converted into Common shares. The Old Preferred Shares would automatically convert into Common shares at the conversion ratio of one-for-one, upon; (a) the Company’s Common shares being conditionally approved for listing on a senior stock exchange in the United States or Canada, the public offering price of which is not less than $6.50 per share (the “Threshold Price”), and $25,000,000 in the aggregate, and (b) receipt of a bid at or above the Threshold Price. The Threshold Price would be adjusted from time to time for any Common share subdivisions, consolidations or stock dividends which occurred after the issue date.

The whole or any part of the Old Preferred Shares were retractable at the option of the holders of at least two-thirds of the then outstanding Old Preferred Shares at any time after December 21, 2004, at a price per share equal to the issue price multiplied by 1.5 plus any declared and unpaid dividends.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

6.	PREFERRED SHARES (Continued)

The whole or any part of the Old Preferred Shares were redeemable at the Company’s option at any time after December 21, 2004, at a price per share equal to the issue price multiplied by 1.5 for the Class A Preferred shares and 2.0 for the Class B Preferred shares, subject to certain circumstances in which the Company had an obligation to redeem Class B Preferred shares in priority to Class A Preferred shares and subject to the Class A Preferred share conversion rights.

In addition, the rights attached to Class A and Class B Preferred shares provided for an adjustment to the number of Common shares issuable upon conversion in the event that any such shares were issued at a price which was less than the price at which the Class A Series 1, Series 2, or Series 3 shares, or the Class B Preferred shares, respectively, were issued.

Upon liquidation, Class B Preferred shares ranked in priority to Class A Preferred shares, with liquidation premiums of 15% and 5%, respectively, of the issue price per years held.

On April 28, 2006, the Company re-organized its share capital (Note 7 (c)).

7.	SHARE CAPITAL

(a)	Authorized

Unlimited number of common shares, voting, without par value.

Unlimited number of Class AA and Class BB Preferred shares, voting, convertible into common shares.

(b)	Issued

(i)	Common Shares

	2006
	Number of shares	Amount
Balance , beginning of the year	1,123,346	$328,922
Cancelled	(1,123,346)	(328,922)
Issued	1	1

Balance, end of year	1	$1

(ii)	Preferred Shares

A total of 12,499,969 Class AA Preferred shares have been authorized and issued.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

7.	SHARE CAPITAL (Continued)

A total of 14,062,500 Class BB Preferred shares have been authorized and issued. The Class BB Preferred shares are entitled to dividends, on an equal basis with Class AA Preferred shares, but in preference to any other class of shares, when and if declared by the Board.

The holders of the Class AA Preferred shares and the Class BB Preferred shares (collectively, the “Preferred Shares”) have the right to one vote for each Common share into which the Preferred Shares could be converted.

The Preferred Shares are convertible into Common shares at any time at the option of the holder. In the event that two-thirds of the Class BB Preferred Shares elect to convert, then all outstanding Preferred Shares shall be converted into Common shares. The Preferred Shares automatically convert into Common shares at the conversion ratio of one-for-one, upon the Company’s Common shares being conditionally approved for listing on an internationally recognized stock exchange, raising not less than $25,000,000, with an aggregate market capitalization equal to or greater than $79,500,000.

Upon liquidation, Class BB Preferred shares rank in priority to Class AA Preferred shares, with liquidation premiums of 8% and 0%, respectively, of the issue price per years held.

(c)	Changes in and Reorganization of Share Capital

On April 28, 2006, the Company carried out a share reorganization whereby all Common, Class A and Class B Preferred shares were cancelled and 1 Common share and 12,499,969 Class AA Preferred shares were issued in exchange. The cancellation of the Class A and Class B Preferred shares resulted in a gain of $43,818,098 which has been recognized in the statement of operations.

On April 28, the contributed surplus of $12,976,303 which arose from classifying the Class A and Class B Preferred shares as debt due to their retraction feature, and the cancellation of the 1,123,346 common shares, was credited to retained earnings.

During 2006, the Company completed a private placement for gross proceeds of $14,062,500, less issue costs of $256,697, through the issuance of 14,062,500 Class BB Preferred shares.

(d)	Stock-based Compensation Plan

Until April 28, 2006, the Company’s stock option plan (the “Old Plan”) provided for options to be granted by the Company to its directors, officers, employees of the Company and other eligible individuals. A total of 4,465,000 Common shares in the capital of the Company were reserved for grant and issuance pursuant to the Old Plan. On April 28, 2006, the Company cancelled the Old Plan and all of the 3,202,733 options outstanding at that time were cancelled.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

7.	SHARE CAPITAL (Continued)

The Company established a new 2006 Stock Option Plan (the “Stock Option Plan”) on April 28, 2006, that provides for options to be granted by the Company to its directors, officers, employees of the Company and other eligible individuals. The maximum aggregate number of Common shares reserved for issue at any time is 4,687,500. The exercise price of an option will be determined by the Board of Directors when the option is granted and the option expires ten years after issuance. Options granted are subject to certain vesting requirements.

In 2006, 4,138,800 stock options were granted at an exercise price of $0.01. The fair value of the options was determined to be nominal.

The Company uses the fair value based method to account for share based compensation costs (Note 2 (m)). The Company calculated the minimum fair value of each share option grant on the date of grant using the Black Scholes option valuation model with the following assumptions:

Risk-free interest rate	4%
Expected life of options	9 years
Dividend yield	0%
Volatility factor	0%

A summary of the status of the Company’s option plan as of December 31, 2006, and changes during the year then ended is presented below:

	2006
Options	Number	Weighted Average Exercise Price
Outstanding at beginning of year	3,202,733	$1.42
Granted	4,138,800	0.01
Exercised	—	—
Expired/Cancelled	(3,202,733)	1.42

Outstanding at end of year	4,138,800	$0.01

As at December 31, 2006, 548,700 share options have been reserved for issue but not granted. Under the option plan, any expired options are added back to the option pool.

As at December 31, 2006, 4,138,800 options were outstanding, of which 2,602,477 have vested and are exercisable at price of $0.01 each. The options outstanding at December 31, 2006 expire in 2016.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

7.	SHARE CAPITAL (Continued)

(e)	Class AA Preferred Share Options

As of December 31, 2006, 1,485 Class AA preferred share options exercisable at $13.87 are held by a company that formerly shared a common director. The options expire in 2010.

8.	INCOME TAXES

As of December 31, 2006, the Company has non-capital tax loss carry forwards of approximately $18,000,000 available to reduce future years’ income for tax purposes. The non-capital tax loss carry forwards expire as follows:

2007	3,600,000
2008	4,200,000
2009	3,000,000
2013	3,400,000
2014	2,400,000
2025	700,000
2026	100,000
2027	900,000

As of December 31, 2006, the Company has also Scientific Research and Experimental Development expenditures of $14,000,000 available to offset future taxable income. These expenditures have no expiry date.

Future income taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company’s future tax assets and liabilities as of December 31 are as follows:

2006
Future income tax assets
Net operating tax loss carry forwards	$5,700,000
Book and tax differences on assets	500,000
Research and development expenditures	4,500,000
Federal income tax credits	1,300,000
Provincial income tax credits	600,000

Total future income tax assets	12,600,000
Valuation allowance for future income tax assets	(12,600,000)

Net future income tax assets	—
Future income tax liabilities	—

Future income tax assets net	$—

Due to the uncertainty surrounding realization of the future income tax assets in future income tax returns, the Company maintains a valuation allowance against its future income tax assets.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

9.	COMMITMENTS

At December 31, 2006, the Company had purchase commitments of $52,903 for equipment, materials, supplies and services to be delivered after the balance sheet date.

As at December 31, 2006, the Company has gross rent commitments as follows:

2007	$500,711
2008	574,509
2009	583,730
2010	593,411
2011	301,788

10.	RELATED PARTY TRANSACTIONS

During 2006, the Company purchased goods and services of $46,316 from a shareholder on a commercial basis. Accounts payable and accrued liabilities at December 31, 2006, included $nil due to the same shareholder.

During 2006, the Company paid $1,056 for services on account of a shareholder. Other Receivables at December 31, 2006, included $1,056 due from the same shareholder.

11.	CONTINGENT LIABILITIES

During the year ended December 31, 2000, the Company entered into an Industrial Research Assistance Program Repayable Contribution Agreement with the National Research Council of Canada (“NRC”) under which it received contributions totaling $500,000 for certain development activities.

The agreement with the NRC provides for payment of royalties of up to 170% of the contributions received subject to certain conditions, payable quarterly, calculated at 3.5% of gross revenues. As at December 31, 2006, royalties totaling $31,128 have been paid to the NRC. Royalties paid are eligible as scientific research and experimental development expenditures for income tax purposes. If within five years of termination of the contract the Company is acquired by or merged with a corporation, the NRC has the option to demand repayment of up to three and one-half (3.5) times the total amount of contributions made by the NRC to the Company, less any previous royalty repayments made by the Company.

During 2002, the Company entered into two co-agreements with Fuel Cells Canada and Western Economic Diversification Fund, which provided partial funding for certain research and development materials. As at December 31, 2003, all of the funding amounting to $1,818,750 had been received. The funding is non-repayable as long as the materials directly funded are not sold or used commercially for seven years.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

11.	CONTINGENT LIABILITIES (Continued)

At December 31, 2006, amounts totaling $1,800,000 have been received from SDTC. These amounts are non-repayable as long as the materials directly funded are not sold (Note 3).

The Company entered into an agreement with TPC on March 29, 2005 for the development of hydrogen fuel cell power units for industrial vehicles. Under the agreement, TPC will contribute the lesser of $9,544,920 and 33% of eligible costs incurred during the period July 2004 to June 2009.

As at December 31, 2006, the Company had received $471,788 from TPC. Following the completion of the development project, TPC will be entitled to recover its investment through royalty payments of 2.06% of revenues during the period January 1, 2010 to December 31, 2017, or until a $42,215,000 cap is reached, whichever occurs first. If as of December 31, 2017, the cumulative royalty paid and owing has not reached $28,144,000, royalty payments will continue to be payable until $28,144,000 is reached or until December 31, 2027, whichever occurs first.

At December 31, 2006, amounts totaling US$487,631 have been received or are receivable from the State of Ohio Department of Development. These amounts are non-repayable as long as the materials directly funded are not sold (Note 3).

The Company may be required to pay certain amounts to management and employees based on a change of control or sale of the Company.

12.	SUBSEQUENT EVENT

On April 3, 2007, all the shares of the Company were acquired by Plug Power, Inc. for US$45million.

13.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States GAAP.

(a)	Under Canadian GAAP, when criteria for receipt are met, government funding receivable under the TPC and IRAP agreements (See Note 11) are accounted as a reduction of research and development expenses or capital assets in the amount of the funding receivable. Royalties paid are recorded in operating expenditures.

Under U.S. GAAP, no authoritative standards exist for government funding. These funding arrangements represent an obligation under FAS No. 68. The obligation to pay through

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

future royalties under EITF 88-18 has characteristics of debt. The Company has recorded the estimate of amounts owing based on present value of estimated royalty payments as debt and accrued interest based on imputed interest rates. Royalties paid are recorded as a reduction in the obligation owing.

(b)	Under Canadian GAAP, the Company follows the provisions of the CICA Handbook Section 3870 – Stock-based Compensation and Other Stock-based Payments – that require entities to account for employee stock options using the fair value based method. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award’s vesting period. Stock-based employee compensation is recognized for all employee options granted, modified or settled using the fair value based method. The resulting compensation expense is charged to operations over the vesting period. The Company elected to record a nominal expense using the minimum fair value method.

Under U.S. GAAP, beginning January 1, 2006, the Company adopted the recommendations of the Statement of Financial Accounting Standards No. 123R, “Accounting for Stock-based Compensation” (“FAS 123R”), and has applied the recommendations of this standard using the modified prospective method. Under this application, the Company is required to record compensation expense for all awards granted or modified after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, no prior periods were restated or cumulative adjustments recorded upon the adoption of this standard.

The Company calculated the fair value of share options granted in 2006 and 2004 using the Black Scholes option valuation model with the following assumptions:

	2006	2004
Risk-free interest rate	4.20%	2.66%
Expected life of options	9 years	9 years
Dividend yield	0%	0%
Volatility factor	95.6%	112.2%

The adoption of FAS 123R had no material impact of the differences between Canadian GAAP and U.S. GAAP on the balance sheet, the statement of operations, statement of shareholders’ equity, the statement of cash flows and statement of other comprehensive income.

(c)	Under Canadian GAAP, investment tax credits are deducted from the expenditures or assets to which they relate at the time the expenditures are incurred. Under U.S. GAAP, investment tax credits are included in income tax recovery. Under U.S. GAAP operating income was lower, and income tax recovery was higher by Cdn$361,103. There is no impact on the net income as reported under Canadian and U.S. GAAP.

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

(d)	Consolidated Balance Sheet

Consolidated Balance Sheet

	December 31, 2006	Adjustment		December 31, 2006
	Canadian GAAP	(Note 13)		U.S. GAAP
ASSETS
CURRENT
Cash and cash equivalents	$12,108,067			$12,108,067
Accounts receivable	2,331			2,331
Government assistance	826,271			826,271
Other receivables	31,527			31,527
Prepaid expenses	63,044			63,044

	13,031,240			13,031,240
PROPERTY AND EQUIPMENT	270,859	26,068	(a)	296,927

TOTAL ASSETS	$13,302,099			$13,328,167

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$721,771			$721,771
Current portion of deferred lease inducements	39,007			39,007
Current portion of repayable assistance	—	63,847	(a)	63,847

	760,778			824,625
Deferred lease inducements	71,507			71,507
Repayable Assistance	—	1,636,839	(a)	1,636,839

TOTAL LIABILITIES	832,285			2,532,971
PREFERRED SHARES
Class AA preferred shares, no par value, voting, issued and outstanding - 12,499,969	12,499,969			12,499,969
Class BB preferred shares, no par value, voting, issued and outstanding - 14,062,500	13,805,802			13,805,802

	26,305,771			26,305,771
SHAREHOLDERS’ EQUITY
Common shares, no par value, voting	1			1
Accumulated deficiency in the development stage	(13,835,958)	(1,674,618	)(a)	(15,510,576)

TOTAL SHAREHOLDERS’ EQUITY	12,469,814			10,795,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,302,099			$13,328,167

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

(e)	Consolidated Statement of Operations

Year Ended December 31 2006
Net Income under Canadian GAAP	$39,698,012

Less : Government funding received under TPC agreement (a)	(645,775)
Imputed interest under TPC agreement (a)	(63,587)
Imputed interest under IRAP agreement (a)	(47,485)
Add: Royalties under IRAP agreement (a)	42,804

Net Income under U.S. GAAP	$38,983,969

(f)	Consolidated Statement of Cash Flows

Year Ended December 31 2006
Cash used in operations per Canadian GAAP	$(4,089,228)

Less : Government funding received under TPC agreement (a)	(645,775)
Add: Royalties paid under IRAP agreement (a)	26,612

Cash used in operations per US GAAP	(4,708,391)

Cash used in investing activities per Canadian & US GAAP	(252,522)

Cash provided by financing activities per Canadian GAAP	13,805,803

Less : Government funding received under TPC agreement (a)	645,775
Add: Royalties paid under IRAP agreement (a)	(26,612)

Cash provided by financing activities per Canadian GAAP	$14,424,966

(g)	Consolidated Statement of Shareholders’ Deficiency

	Shares		Deficit
Per U.S. GAAP	Number	Amount
Balance at December 31, 2005	1,123,346	328,922	$(54,740,391)

Retirement of common share equity	(1,123,346)	(328,922)	245,845
New Common Share Issued	1	1
Conversion of retractable shares to non-retractable shares		12,499,969
Equity component of Preferred Shares BB issued for cash	13,805,803	13,805,802
Net Income	—	—	38,983,969

Balance at December 31, 2006	13,805,804	$26,305,772	$(15,510,576)

CELLEX POWER PRODUCTS, INC.

Notes to the Consolidated Financial Statements

(In Canadian Dollars)

(h)	Consolidated Statement of Other Comprehensive Income

Under U.S. GAAP, there are no items recorded in other comprehensive income other than net income

(i)	Segment Information

FAS No. 131, “Disclosure About Segments of an Enterprise and Related Information”, requires companies to report selected information about operating segments, as well as enterprise–wide disclosures about products, services, geographic areas and major customers. The Company has determined it conducts its operations in one business segment.

(j)	Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No.109” (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. This Interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company believes that adoption of this standard will not have a material impact on its consolidated financial statements.

In September 2006, the FASB issued Statement of FASB No. 157, “Fair Value Measurements” (FAS No. 157). This new standard establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. FAS No. 157 also expands financial statement disclosure requirements about a company’s use of fair value measurements, including the effect of such measures on earnings. This standard is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect of provisions of FAS No. 157 on its consolidated financial statements.

In February 2007, the FASB issued Statement of FASB No.159, The Fair Value Option for Financial Assets and Financial Liabilities (FAS No. 159). SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. FAS No. 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS No. 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The Company is currently evaluating the effect of provisions of FAS No. 159 on its consolidated financial statements.